UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2025

Blackstone Private Equity Strategies Fund L.P.
Blackstone Private Equity Strategies Fund (TE) L.P.
(Exact name of Registrant as specified in its charter)

Delaware Delaware	000-56446 000-56742	88-1872156 88-2930978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
345 Park Avenue
New York, New York 10154
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:
(212)
583-5000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with a ny
new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.
On August 1, 2025, Blackstone Private Equity Strategies Fund L.P. (the “BXPE U.S.”) and Blackstone Private Equity Strategies Fund (TE) L.P. (the “Feeder” and collectively with BXPE U.S., the “Funds,”) each sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $399.3 million
(1)
and $168.1 million
(2)
, respectively.
The following table details the Units sold by the Funds:

	Number of Units Sold (3)	Consideration
Blackstone Private Equity Strategies Fund L.P .
Class I Units (2)	8,546,846	$270,923,040
Class S Units	4,056,027	$126,851,376
Class D Units	15,836	$500,000
Class N Units	39,796	$1,000,000

Total		$399,274,416
Blackstone Private Equity Strategies Fund (TE) L.P. (2)
Class I Units	2,979,457	$93,684,478
Class S Units	2,381,354	$73,880,560
Class D Units	17,797	$500,000

Total		$168,065,038

(1)
The Funds invest alongside other Blackstone-managed vehicles with substantially similar investment objectives and strategies that, together with the Funds, collectively form the “BXPE Fund Program.” On August 1, 2025, the BXPE Fund Program (inclusive of the Funds) issued interests for aggregate consideration of approximately $722.0 million.

(2)
The Feeder was established to allow certain investors with particular tax characteristics, such as tax-exempt
investors and
non-U.S.
investors, to participate in BXPE U.S. in a more tax efficient manner. Accordingly, the Feeder invests all or substantially all of its assets indirectly in BXPE U.S. in exchange for BXPE U.S. Class I Units. On August 1, 2025, the Feeder acquired 5,268,688 BXPE U.S. Class I Units for aggregate consideration of approximately $167.0 million.

(3)
The number of Units sold by each Fund was finalized on August 28, 2025, following the calculation of their respective transactional net asset values (each, a “Transactional NAV”) as of July 31, 2025. See Item 7.01 below for more information on the Funds’ Transactional NAVs.

The offer and sale of the Units were made as part of the Funds’ continuous private offerings to investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and Regulation D thereunder.

Item 7.01	Regulation FD Disclosure
Transactional Net Asset Value
The Transactional NAV per Unit for each class of the Funds as of July 31, 2025, is as follows:

Transactional NAV as of July 31, 2025
Blackstone Private Equity Strategies Fund L.P.
Class I Unit	$31.70
Class S Unit	$31.27
Class D Unit	$31.57
Class N Unit	$25.13
Blackstone Private Equity Strategies Fund (TE) L.P.
Class I Unit	$31.45
Class S Unit	$31.02
Class D Unit	$28.09

As of July 31, 2025, the BXPE Fund Program’s aggregate Transactional NAV was approximately $13.2 billion.
The Funds calculate Transactional NAV for purposes of establishing the price at which transactions in their respective Units are made. A description of the Funds’ valuation process was included under “
Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Calculation of Net Asset Value
” of BXPE U.S.’s Annual Report on Form 10-K filed on March 14, 2025. Transactional NAV is based on the month-end
values of each Fund’s respective investments and other assets and the deduction of any respective liabilities, including certain fees and expenses, in all cases as determined in accordance with the valuation policy that has been approved by BXPE U.S. board of directors. Organizational and offering expenses advanced on the Funds’ behalf by the investment manager are recognized as a reduction to Transactional NAV ratably over 60 months beginning on January 1, 2025, and unitholder servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Funds’ general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from each Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE EQUITY STRATEGIES FUND L.P.

Date: August 28, 2025	By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Chief Financial Officer

BLACKSTONE PRIVATE EQUITY STRATEGIES FUND (TE) L.P.

Date: August 28, 2025	By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Chief Financial Officer

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